As filed with the Securities and Exchange Commission on September 11, 1996
                                                  Registration No. 333-
=========================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                           --------------
                               FORM S-3
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933
                           --------------
                          The Boeing Company
        (Exact name of registrant as specified in its charter)

          Delaware                                   91-0425694
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)
        7755 East Marginal Way South, Seattle, Washington 98108
                            (206) 655-2121
          (Address, including zip code, and telephone number,
  including area code, of registrant's principal executive offices)
                           --------------
                            HEATHER HOWARD
               Corporate Counsel and Corporate Secretary
                     7755 East Marginal Way South
                       Seattle, Washington 98108
                            (206) 655-7531
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
                           --------------
                               Copy to:
                            ALLEN FINKELSON
                        Cravath, Swaine & Moore
                           825 Eighth Avenue
                          New York, NY 10019
                            (212) 474-1000
                           --------------

   Approximate date of commencement of proposed sale to the public:

     As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger of Boeing NA, Inc. with and into Rockwell International Corporation pursuant to the Agreement and Plan of Merger described in the enclosed Prospectus have been satisfied or waived.
                            --------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please
check the following box.                                          [ ]
                            --------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check
the following box.                                                [ ]
                            --------------
                    CALCULATION OF REGISTRATION FEE

                                      Proposed     Proposed
                                       maximum      maximum
Title of each                         aggregate    aggregate    Amount of
class of securities    Amount to be   price per    offering    registration
to be registered        registered      unit*       price*         fee
- ---------------------------------------------------------------------------
Guarantees ........   $1,600,000,000     100%   $1,600,000,000   $551,724
===========================================================================
*   Estimated solely for the purpose of calculation of the
    registration fee.
                           --------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

=========================================================================

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                         SUBJECT TO COMPLETION
                        dated September 11, 1996


                             $1,600,000,000
                           The Boeing Company
                               Guarantees
                       ---------------------------


     Subject to the satisfaction or waiver of certain conditions described below, The Boeing Company ("Boeing" or the "Company") hereby offers its senior, unsecured guarantees (the "Guarantees") to Record Holders (as defined below) of the following series of senior, unsecured debt securities issued by Rockwell International Corporation
("Rockwell"):

                   7-5/8% Notes due February 17, 1998
                   8-7/8% Notes due September 15, 1999
                   8-3/8% Notes due February 15, 2001
                   6-3/4% Notes due September 15, 2002
                   7-7/8% Notes due February 15, 2005
                      6-5/8% Notes due June 1, 2005

The foregoing debt securities are referred to collectively as the "Securities", and each series thereof is referred to as a "Series of Securities".

     The Guarantees are offered in conjunction with the consent solicitations (collectively, the "Solicitations") made by Boeing to the Record Holders of the Securities pursuant to the Consent Solicitation Statement dated 1996 and delivered with this Prospectus. The conditions to the offering of the Guarantees include the due execution and delivery by all parties thereto of a Supplemental Indenture with respect to each Series of Securities (collectively, the "Supplemental Indentures") containing, among other things, the Proposed Amendments (as defined under "Description of the Solicitations" below) with respect to which consents are sought by Boeing in the Solicitations and the satisfaction or waiver of all conditions to the consummation of the Proposed Transactions (as defined under "Description of the Proposed Transactions" below) other than the effectiveness of the Supplemental Indentures. See "Description of The Solicitations" below.


     The Guarantees will be set forth in the Supplemental Indentures relating to each Series of Securities. It is intended that a Supplemental Indenture for each Series of Securities will be executed promptly following the receipt of the Requisite Consents (as defined under "Description of the Solicitations" below) with respect to such Series of Securities. Each Supplemental Indenture will become binding in accordance with its terms upon execution, but the Proposed Amendments and the Guarantee relating to the Series of Securities to which such Supplemental Indenture relates will not become effective until the Effectiveness Date (as defined under "Description of the Solicitations" below).

     The Company will not receive any cash proceeds in connection with the offering of the Guarantees. The Guarantees are being offered solely by Boeing and not by Rockwell or New Rockwell (as defined below), and this registration statement has been filed and prepared by Boeing.

                      ---------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
              ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                OFFENSE.
                       ---------------------------

                 The date of this Prospectus is   , 1996.

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any agent, underwriter or dealer. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Security.


                          AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 and copies can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and the address of such site is http://www.sec.gov. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

     Private Securities Litigation Reform Act Safe Harbor Statement. When used in this Prospectus, the words "estimate", "project", "intend", "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include the risks, uncertainties and risk-factors identified under the heading "Forward-Looking Information Is Subject to Risk and Uncertainty" accompanying "Management's Discussion and Analysis of Results of Operations, Financial Condition and Business Environment" which is in the Company's 1995 Annual Report to Shareholders and which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. Boeing does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                   DOCUMENTS INCORPORATED BY REFERENCE

     There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996 heretofore filed with the Commission pursuant to the 1934 Act, to which reference is hereby made.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Guarantees, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Heather Howard, Corporate Secretary and Corporate Counsel, The

Boeing Company, P.O. Box 3707, Mail Stop 10-13, Seattle, WA 98124. Telephone requests may be directed to the Corporate Secretary at
(206) 655-7531.

                       ---------------------------


                               THE COMPANY

     The Company is one of the world's major aerospace firms. The Company operates in two principal industries: commercial aircraft, and defense and space. Commercial aircraft operations--conducted through Boeing Commercial Airplane Group--involve development, production and marketing of commercial jet transports, and providing related support services to the commercial airline industry worldwide. Defense and space operations--conducted through Boeing Defense & Space Group--involve research, development, production, modification and support of military aircraft and helicopters and related systems, space systems and missile systems. Defense and space sales are principally through U.S. Government contracts.

     The address of the principal executive offices of the Company is 7755 East Marginal Way South, Seattle, Washington 98108. The mailing address is P.O. Box 3707, Seattle, Washington 98124. The telephone number of the Company is (206) 655-2121.


                   RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth information with respect to the Company's consolidated ratio of earnings to fixed charges for the periods indicated:

                          Six Months         Year Ended December 31,
                             Ended           -----------------------
                         June 30, 1996     1995  1994  1993  1992  1991
                         -------------     ----  ----  ----  ----  ----
Ratio of Earnings to
  Fixed Charges........       7.2           2.5   5.6   8.6  12.9  20.8

Ratio of
  Earnings to Fixed
  Charges Based on Pro
  Forma Condensed
  Combined Statement of
  Net Earnings.........

     The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings consist of net earnings plus federal taxes on income and fixed charges adjusted for capitalized interest and amortization of previously capitalized interest, less earnings accounted for by the equity method and not distributed. Fixed charges consist of interest on borrowings, both expensed and capitalized, and that portion of rentals representative of an interest factor. For a description of the pro forma adjustments, see "Pro Forma Financial Statements" below.

                             USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Guarantees.

                      DESCRIPTION OF THE GUARANTEES

General

     The Guarantees are offered in uncertificated form, subject to the satisfaction or waiver of certain conditions described below (the
"Conditions"). See "Conditions to the Issuance of the Guarantees".

     The Guarantees will provide that the Company fully and unconditionally guarantees the due and punctual payment of the principal, interest and all other amounts due under the Securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, or both, according to the terms of the Securities. The Guarantees shall be unconditional irrespective of the validity or enforceability of the Securities, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, the Company will not waive presentment or demand of payment or notice with respect to the Securities.

     The Company shall be subrogated to all rights of Rockwell in respect of any amounts paid by the Company pursuant to the provisions of the Guarantees. The Guarantees shall continue to be effective or reinstated, as the case may be, if at any time any payment made by Rockwell is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of Rockwell or otherwise.

     The Guarantees will not be issued pursuant to the requirements of an indenture or any other document or instrument.

     If the Conditions are satisfied or waived, the Guarantees will be issued in uncertificated form. Record Holders of Securities will receive a copy of the Guarantee from The Chase Manhattan Bank, as successor by merger to Manufacturers Hanover Trust Company as Trustee (the "Trustee") and a final Prospectus from the Company. It will not be necessary for new certificates evidencing such Securities to be issued.

Conditions to the Issuance of the Guarantees

     Boeing shall not be required to consummate any offering of the Guarantees and may terminate, extend or amend such offering if on or
prior to the initial expiration date of the Solicitations (   , 1996 at
5:00 p.m., New York City time) or any subsequent expiration date (if Boeing elects to extend the duration of any Solicitation) (i) Boeing shall not have received the Requisite Consents with respect to each Series of Securities; (ii) a Supplemental Indenture shall not have been duly executed and delivered with respect to each Series of Securities by all parties thereto; or (iii) all conditions to the consummation of the Proposed Transactions (other than the condition that the Supplemental Indentures for each Series of Securities shall have become effective) shall not have been satisfied or waived.

     The conditions to the consummation of the offering of the Guarantees are for the sole benefit of Boeing, and such conditions may be asserted by Boeing in its sole discretion regardless of the circumstances giving rise to such conditions or may be waived by Boeing, in whole or in part, in its sole discretion. The Board of Directors of Boeing has not made a decision as to which circumstances would lead it to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by Boeing concerning the events described in this paragraph shall be final and binding upon all persons.


                    DESCRIPTION OF THE SOLICITATIONS

     Boeing is soliciting consents, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement (the "Statement") and the accompanying Consent (the "Consent"), to proposed amendments (the "Proposed Amendments") to the Indenture dated as of October 1, 1982, as amended (the "Indenture"), between Rockwell and the Trustee governing the Securities. The Proposed Amendments will amend certain provisions and covenants in the

Indenture, including but not limited to the following: (i) the mergers covenant will be amended to provide that New Rockwell (as defined below) will not be required to assume Rockwell's obligations under the Securities or the Indenture following the Proposed Transactions (as defined below), (ii) certain covenants and other provisions will be amended to conform them to comparable covenants and provisions in the indenture dated as of August 15, 1991, between Boeing and The Chase Manhattan Bank, as trustee, and (iii) the reporting covenant will be amended to require filings of Boeing under the 1934 Act instead of filings by Rockwell to be sent to the Trustee and mailed to holders of Securities. Pursuant to the terms of the Indenture, receipt by Boeing of validly delivered and unrevoked Consents from Record Holders of a majority in principal amount of a Series of Securities is required to approve the Proposed Amendments relating to such Series of Securities (as to any Series of Securities, the "Requisite Consents").

     The Proposed Amendments and the Guarantees will be embodied in a Supplemental Indenture to be executed by Rockwell and the Trustee with respect to each Series of Securities. Each Supplemental Indenture will become binding in accordance with its terms upon execution, but the Proposed Amendments and the Guarantees will only become effective upon the Effectiveness Date. The "Effectiveness Date" is the date that (i) all Supplemental Indentures have been duly executed and delivered by all parties thereto, (ii) all conditions to the consummation of the Proposed Transactions (other than the condition that the Supplemental Indentures become effective) have been satisfied or waived, and (iii) the other conditions to the several Solicitations have been satisfied or waived. Boeing may, in its sole discretion, waive any of these conditions in whole or in part as they relate to some or all of the Series of Securities, at any time and from time to time.

     It is intended that the Supplemental Indentures for each Series of Securities will be executed on or shortly after the date that the Requisite Consents with respect to such Series of Securities have been obtained. The time and date on which a Supplemental Indenture governing any Series of Securities is executed is herein referred to as the "Relevant Consent Date" with respect to such Series of Securities. Record Holders of a Series of Securities with respect to which a Supplemental Indenture has been executed will be notified that the Relevant Consent Date has occurred with respect to such Series of Securities. The Indenture will remain in effect, without giving effect to the relevant Supplemental Indenture, including the Proposed Amendments or the Guarantees, through the Effectiveness Date.

     , 1996 has been fixed as the record date (the "Record Date") for determining the holders of each Series of Securities entitled to consent to the Proposed Amendments and to receive this Prospectus. Only registered holders of each Series of Securities at the close of business on the Record Date (as to each such Series of Securities, the "Record Holders") may consent to the Proposed Amendments relating to such Series of Securities.

     This Prospectus does not constitute part of the Solicitations, which are constituted by, and fully described in, the Statement, the Consent and other documents relating to the Solicitations that have been delivered by Boeing to the Record Holders. This Prospectus relates solely to the offer by Boeing, subject to the satisfaction or waiver of the Conditions, of the Guarantees to the Record Holders of the Securities.


                DESCRIPTION OF THE PROPOSED TRANSACTIONS

     Rockwell and the Company intend to enter into a series of transactions whereby a subsidiary of Boeing ("Merger Sub") will merge with and into Rockwell, which will then include only the aerospace and defense businesses of Rockwell as well as certain other assets and liabilities (the "A&D Business"). Rockwell proposes to effect a tax-free reorganization pursuant to which (i) Rockwell will contribute (the "Contribution") substantially all of its businesses and assets, except the A&D Business, to New Rockwell International Corporation, a Delaware corporation and a newly-formed, wholly-owned subsidiary of Rockwell which, following the consummation of the Merger (as defined below), will be renamed "Rockwell International Corporation" ("New Rockwell"), or to one of several entities that will become wholly-owned operating subsidiaries of New Rockwell, (ii) Rockwell will make a pro rata distribution (the "Distribution") of all the issued and outstanding shares of Common Stock, par value $1 per share, of New Rockwell and Class A Common Stock, par value $1 per share, of New Rockwell (collectively, "New Rockwell Shares"), including the preferred share purchase rights associated with such New Rockwell Shares, to the holders of shares of Common Stock, par value $1 per share, of Rockwell and Class A Common Stock, par value $1 per share, of Rockwell, respectively, on a share-for-share basis and (iii) Merger Sub will merge with and into Rockwell (the "Merger") with each share of the common stock of Rockwell outstanding immediately prior to the Merger being converted into a fraction of a share of common stock of Boeing determined pursuant to a formula set forth in the Agreement and Plan of Merger dated as of July 31, 1996 among Rockwell, Boeing and Merger Sub. Following the Merger, Rockwell will be renamed "Boeing North American, Inc." In connection with the Contribution and the Merger, Rockwell will retain certain liabilities, including, but not limited to, approximately $1.6 billion of long-term debt of Rockwell constituting the Securities, and an additional $565 million of Rockwell short-term debt. Boeing has agreed to provide a full and unconditional guaranty of the Securities and to assume or pay down the additional $565 million of short-term debt. The Merger and the other transactions referred to in this paragraph are herein referred to as the "Proposed Transactions."


                     PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statement of Financial
Position of Boeing

     The unaudited pro forma condensed combined statement of financial position of Boeing is based on the historical consolidated statement of financial position of Boeing and historical statement of assets and liabilities of the A&D Business and is adjusted to give effect to the Merger using the purchase method of accounting as well as consistent application of Boeing accounting practices. The unaudited pro forma condensed combined statement of financial position has been prepared as if the Proposed Transactions occurred on June 30, 1996. The purchase price has been allocated to the assets and liabilities based upon preliminary estimates of their respective fair values and does not give effect to any synergies.

     The unaudited pro forma condensed combined statement of financial position should be read in conjunction with the audited consolidated financial statements, including the notes thereto, of Boeing for the year ended December 31, 1995, and the unaudited consolidated financial statements, including the notes thereto, of Boeing in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, both of which are incorporated by reference herein. The pro forma condensed combined statement of financial position is not necessarily indicative of the financial position of Boeing that would have actually been obtained had the Proposed Transactions been consummated on June 30, 1996, nor is it necessarily indicative of any future financial position.

                                             June 30, 1996
                              -----------------------------------------------
                                            A&D       Pro Forma     Pro Forma
                              Boeing      Business    Adjustments   Combined
                              ------      --------    -----------   ---------
                                             (In millions)
Cash and short-term
 investments                  $           $           $             $
Customer financing and
 accounts receivable
Inventories, net of
 advances and progress
 billings
Other current assets
                              -------       ------    -------       -------
   Total current assets       $             $        $              $
Customer financing
Net property, plant and
 equipment
Goodwill
Other assets


                              -------       ------   -------        -------
   Total assets               $             $        $              $
                              =======       ======   =======        =======
Accounts payable and other
 liabilities                  $             $        $              $


Advances in excess of
 related costs
Income taxes payable
Current debt
   Total current liabilities
                              -------      -------    ------        -------
Accrued retiree health
 care
Long-term debt
                              -------      -------    ------        -------
   Total liabilities
Shareholders' equity
   Total liabilities and      -------      -------    ------        -------
    shareholders' equity      $            $          $             $
                              =======      =======    ======        =======

Unaudited Pro Forma Condensed Combined Statements of Net Earnings of Boeing

     The unaudited pro forma condensed combined statements of net earnings of Boeing are based on the historical consolidated statement of net earnings of Boeing and of the A&D Business and are adjusted to give effect to the Merger using the purchase method of accounting as well as a consistent application of Boeing accounting practices. The unaudited pro forma condensed combined statements of net earnings have been prepared as if the Proposed Transactions occurred on January 1, 1995, and do not give effect to any synergies. The unaudited pro forma condensed combined statement of net earnings for the year ended December 31, 1995 is based upon the audited statement of net earnings of Boeing for the year ended December 31, 1995 and the audited statement of income of the A&D Business for the year ended September 30, 1995. The unaudited pro forma condensed combined statement of net earnings for the six months ended June 30, 1996 is based upon the unaudited statement of net earnings of Boeing for the six months ended June 30, 1996 and the unaudited statement of income of the A&D Business for the six months ended March 31, 1996.

     For the three month period ended June 30, 1996, sales for the A&D
Business were $    million, and earnings from continuing operations for
the A&D Business were $  million.

     The unaudited pro forma condensed combined statements of net earnings should be read in conjunction with the audited consolidated financial statements, including the notes thereto, of Boeing in its Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited consolidated financial statements, including the notes thereto, of Boeing in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, both of which are incorporated by reference herein. The unaudited pro forma condensed combined statements of net earnings are not necessarily indicative of the operating results of Boeing that would have actually been obtained had the Proposed Transactions been consummated on January 1, 1995, nor are they necessarily indicative of any future operating results.

                                        Year ended December 31, 1995
                              -----------------------------------------------
                                            A&D       Pro Forma     Pro Forma
                              Boeing      Business    Adjustments   Combined
                              ------      --------    -----------   ---------
                                (In millions, except per share data)
Sales and other operating
 revenues                    $            $          $             $
Costs and expenses



Early retirement program
 expense
                             -------      ------     -------       -------
Earnings from operations
Other income, principally
 interest
Interest and debt expense
                             -------      ------     -------       -------
Earnings before taxes on
 income
Federal taxes on income

                             -------      ------     -------       -------
Net earnings                 $            $          $            $
                             =======      ======     =======       =======
Earnings per share (primary) $                                     $
Earnings per share (fully
 diluted)                    $                                     $
Weighted average number of
 shares

                                     Six months ended June 30, 1996
                             ------------------------------------------------
                                            A&D       Pro Forma     Pro Forma
                             Boeing       Business    Adjustments   Combined
                             ------       --------    -----------   ---------
                               (In millions, except per share data)
Sales and other operating
 revenues                    $            $          $             $
Costs and expenses



Earnings from operations
Other income, principally
 interest
Interest and debt expense
Earnings before taxes on
 income
Federal taxes on income
                             -------      ------     ----------    -------
Net earnings                 $            $          $             $
                             =======      ======     ==========    =======
Earnings per share (primary) $                                     $
Earnings per share (fully
 diluted)                    $                                     $
Weighted average number of
 shares

                          PLAN OF DISTRIBUTION

     The Guarantees are being offered directly by the Company, subject to satisfaction or waiver of the Conditions.


                             LEGAL OPINIONS

     The legality of the Guarantees will be passed upon for the Company by Theodore J. Collins, Vice President and General Counsel of the Company. Mr. Collins owns, has options to purchase and has other interests in shares of common stock of the Company.


                                 EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their report, which is also incorporated by reference herein and is incorporated by reference in reliance upon such report, given upon the authority of such firm as experts in auditing and accounting.

     With respect to the unaudited interim financial information of Boeing for the periods ended March 31, 1996 and 1995 and June 30, 1996 and 1995 incorporated by reference in this Prospectus, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in The Boeing Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

=================================          ============================
No dealer, salesman or any
other person has been
authorized to give any
information or to make any
representations other than                          $1,600,000,000
those contained in or
incorporated by reference in
this Prospectus in connection
with the offer contained in
the Prospectus and if given or                    The Boeing Company
made, such information or
representation must not be
relied upon as having been                             Guarantees
authorized by the Company.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that there has
been no change in the affairs
of the Company since the dates
as of which information is
given in this Prospectus. This
Prospectus does not constitute
an offer or solicitation by
anyone in any state in which
such offer or solicitation is
not authorized or in which the
person making such offer or
solicitation is not qualified
to do so or to any person to
whom it is unlawful to make
such offer or solicitation.
This Prospectus does not
constitute an offer to sell or
the solicitation of an offer to
buy any securities other than
the securities to which it relates.
      ------------------


         TABLE OF CONTENTS
                              Page

Available Information.........   2
Documents Incorporated by                    --------------------------
 Reference....................   2
The Company...................   3
Ratio of Earnings to Fixed                          PROSPECTUS
 Charges......................   3
Use of Proceeds...............   3
Description of the                           --------------------------
 Guarantees...................   4
Description of the
 Solicitations................   4
Description of the Proposed
 Transactions.................   5
Pro Forma Financial
 Statements...................   6
Plan of Distribution..........   10
Legal Opinions................   10
Experts.......................   10

                                                                 , 1996


=================================          ============================

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

   S.E.C. Registration Fee................................   $551,724
   Legal Fees and Expenses................................
   Accounting Fees and Expenses...........................
   Blue Sky Fees and Expenses.............................
   Miscellaneous..........................................   --------
                                                             $
                                                             ========


Item 15.     Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law reads as follows:

               INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.-- (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

               (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Article VII, Section 4 of the registrant's By-Laws provides as follows:

     Section 4.  Indemnification of Directors and Officers.

               4.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or that, being or having been such a director or officer or an employee of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee, or agent or in any other capacity while serving as such a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that except as provided in Section 4.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 4.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee in his/her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 4.1 or otherwise; and provided, further, that an advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate law or public policy.

               4.2 Right of Indemnitee to Bring Suit. If a claim under
          Section 4.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 4 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

               4.3 Nonexclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 4 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Section 4, or of any of the procedures established by the Board of Directors pursuant to Section 4.7, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

               4.4 Insurance, Contracts, and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law. The Corporation may, without further stockholder approval, enter into contracts with any indemnitee in furtherance of the provisions of this Section 4 and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this
          Section 4.

               4.5 Persons Serving Other Entities. Any person who is or was a director, officer, or employee of the Corporation who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (ii) in an executive or management capacity in a partnership, joint venture, trust, or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under Section 4.1.

               4.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Section 4 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

               4.7 Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this
          Section 4, determination of the entitlement of any person thereto, and review of any such determination. Such procedures shall be set forth in an appendix to these By-Laws and shall be deemed for all purposes to be a part hereof.

     Officers and directors of the registrant are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any breach of duty, neglect, error, misstatement, misleading statement, act or omission by the directors or officers in their respective capacities as such.

Item 16.  Exhibits.


        2.  Agreement and Plan of Merger dated July 31, 1996.*
        4.  Form of Guarantee.*
       5.1  Opinion of T. J. Collins, Esq., re legality.
       12.  Statement re computation of ratios.
       15. Letter of Deloitte & Touche LLP re unaudited interim financial information
      24.1  Consent of Deloitte & Touche LLP.
      24.2  Consent of T. J. Collins (included in Exhibit 5.1).
       25.  Power of Attorney--following signature of registrant, page
            II-6.

- --------------
*To be filed by amendment.


Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this registration statement;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless such information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 11th day of September, 1996.


                                  THE BOEING COMPANY


                                  By     /s/ PHILIP M. CONDIT
                                      --------------------------
                                          (Philip M. Condit)
                                 President and Chief Executive Officer


                            POWER OF ATTORNEY

     Each of the officers and directors of The Boeing Company whose signature appears below hereby constitutes and appoints Philip M. Condit, Boyd E. Givan and Douglas P. Beighle, and each of them, his true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign, execute, and file with the Securities and Exchange Commission on behalf of the undersigned in any and all capacities any amendment or amendments to this registration statement on Form S-3, including any post-effective amendments, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 11th day of September, 1996 by the following persons in the capacities indicated.



           Signature                                Title
           ---------                                -----

Principal Executive Officer:


  /s/ PHILIP M. CONDIT
- -----------------------------        President, Chief Executive Officer
   (Philip M. Condit)                          and Director


Principal Financial Officer:


  /s/ BOYD E. GIVAN
- -----------------------------        Senior Vice President and Chief
   (Boyd E. Givan)                         Financial Officer


Principal Accounting Officer:


  /s/ GARY W. BEIL
- -----------------------------        Vice President and Controller
   (Gary W. Beil)

Directors:


  /s/ FRANK SHRONTZ
- -----------------------------        Chairman of the Board and
    (Frank Shrontz)                            Director


  /s/ JOHN E. BRYSON
- -----------------------------        Director
   (John E. Bryson)


  /s/ JOHN B. FERY
- -----------------------------        Director
   (John B. Fery)


  /s/ PAUL E. GRAY
- -----------------------------        Director
  (Paul E. Gray)


  /s/ HAROLD J. HAYNES
- -----------------------------        Director
  (Harold J. Haynes)



- -----------------------------        Director
  (Stanley Hiller, Jr.)


  /s/ DONALD E. PETERSEN
- -----------------------------        Director
  (Donald E. Petersen)



- -----------------------------        Director
  (Charles M. Pigott)


  /s/ ROZANNE L. RIDGWAY
- -----------------------------        Director
  (Rozanne L. Ridgway)


  /s/ GEORGE H. WEYERHAEUSER
- -----------------------------        Director
  (George H. Weyerhaeuser)

                            INDEX TO EXHIBITS

                                                    Sequentially
Exhibit                                                Numbered
Number                    Exhibit                        Page
- -------                   -------                   ------------

   2.  Agreement and Plan of Merger
        dated July 31, 1996.*
   4.  Form of Guarantee.*
 5.1   Opinion of T. J. Collins, Esq.,
        re legality.
  12.  Statement re computation of ratios.
  15.  Letter of Deloitte & Touche LLP re
        unaudited interim financial information.
24.1   Consent of Deloitte & Touche LLP.
24.2   Consent of T. J. Collins (included in
        Exhibit 5.1).
  25. Power of Attorney--following signature of registrant, page II-6.

- -------------------
*   To be filed by amendment.